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                                                                  EXHIBIT (a)(6)

                            FORM OF LETTER TO CLIENTS

                           Offer to Purchase for Cash
                                     Made by
                           Southside Bancshares Corp.
                    for 1,100,000 Shares of its Common Stock

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THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., ST. LOUIS
TIME, ON FEBRUARY 14, 2001 UNLESS THE OFFER IS EXTENDED.

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To Our Clients:

         Enclosed for your consideration are the Offer to Purchase for Cash, dated January 5, 2001, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "offer") setting forth an offer by Southside Bancshares Corp., a Missouri corporation ("Southside"), to purchase 1,100,000 shares of its common stock at a price not greater than $12.25 nor less than $10.75 per share, net to the seller in cash, as specified by tendering stockholders, upon the terms and subject to the conditions of the offer. Also enclosed herewith is certain other material related to the offer, including a letter to stockholders from Thomas M. Teschner, President and Chief Executive Officer of Southside.

         Southside will determine a single per share price (not greater than $12.25 nor less than $10.75 per share) that it will pay for the shares validly tendered pursuant to the offer and not withdrawn (the "Purchase Price"), taking into account the number of shares so tendered and the prices specified by tendering stockholders. Southside will select the lowest Purchase Price that will allow it to purchase 1,100,000 shares (or such lesser number of shares as are validly tendered at prices not greater than $12.25 nor less than $10.75 per share) validly tendered and not withdrawn pursuant to the offer. Southside may, but will not be obligated to, select a Purchase Price that will allow it to purchase up to 1,469,385 shares, but Southside will not pay more than $18 million for Shares pursuant to the Offer. Southside will purchase all shares validly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the offer, including the provisions thereof relating to proration and conditional tenders.

         We are the holder of record of shares held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares held by us for your account.

         Please instruct us as to whether you wish us to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal. Your attention is directed to the following.

         1. You may tender shares at either the price determined by you (in multiples of $0.25), not greater than $12.25 nor less than $10.75 per share, or the price determined by the "Dutch auction" tender process as indicated in the attached Instruction Form, net to you in cash. You should mark the box entitled "Shares Tendered at Price Determined by Dutch Auction" if you are willing to accept the Purchase Price resulting from the Dutch auction tender process. This could result in your receiving the minimum price of $10.75 per share.

         2. The offer is for 1,100,000 shares. Southside reserves the right, but is not obligated, to purchase up to 1,469,388 shares pursuant to the offer. The offer is not conditioned on any minimum number of shares being tendered. The offer is, however, subject to certain other conditions set forth in the Offer to Purchase.



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         3.    The offer, proration period and withdrawal, rights will expire at
5:00 p.m., St. Louis time, on February 14, 2001, unless the offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

         4. As described in the Offer to Purchase, if more than 1,100,000 shares (or such greater number of shares as Southside may determine not to exceed 1,469,388 shares) have been validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase), Southside will purchase shares in the following order of priority:

         - all shares conditionally tendered in accordance with the Offer to Purchase, for which the condition was satisfied, and all other shares tendered properly and unconditionally at prices at or below the Purchase Price and not withdrawn prior to the Expiration Date on a pro rata basis as described in the Offer to Purchase; and

         - if necessary to permit Southside to purchase 1,100,000 shares (or such greater number of shares as Southside may determine not to exceed 1,469,388 shares), shares conditionally tendered, for which the condition was not initially satisfied, at or below the Purchase Price and not withdrawn prior to the Expiration Date, as selected by random lot in accordance with the Offer to Purchase.

         5. Tendering stockholders will not be obligated to pay any brokerage commissions or solicitation fees on Southside's purchase of shares in the offer. Stockholders, however, may incur fees associated with the tendering of shares held in custodial or other beneficiary accounts. Any stock transfer taxes applicable to the purchase of shares by Southside pursuant to the offer will be paid by Southside, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

         6. If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept. You may not tender the same shares at more than one price.

         7. You may instruct us to tender shares on your behalf subject to the condition that a specified minimum number of your tendered shares must be purchased if any such tendered shares are purchased, as described in the Offer to Purchase. It is your responsibility to calculate such minimum number and you are urged to consult a tax advisor. If you wish us to make a conditional tender on your behalf, you must complete the box captioned "Conditional Tenders" in the Instruction Form.

         Southside's Board of Directors has approved the offer. However, you must make your own decision whether to tender shares and, if so, how many shares to tender and the price or prices at which you are tendering your shares. Neither Southside nor its Board of Directors makes any recommendation to any stockholder as to whether to tender or refrain from tendering shares. See the Offer to Purchase for information regarding the intentions of Southside's directors and executive officers with respect to tendering shares pursuant to the offer.

         If you wish to have us tender any or all of your shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares, all such shares will be tendered unless otherwise specified on the Instruction Form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the offer.





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         The offer is being made to all holders of shares. Southside is not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If Southside becomes aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, Southside will make a good faith effort to comply with such law. If, after such good faith effort, Southside cannot comply with such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares residing in such jurisdiction. In any jurisdiction in which the securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer is being made on Southside's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.



                               [signature of Firm]























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                                INSTRUCTION FORM

                           Offer to Purchase for Cash
                                     Made by
                           Southside Bancshares Corp.
                                       for
                      1,100,000 Shares of its Common Stock



         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 5, 2001, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "offer") in connection with the offer by Southside Bancshares Corp. ("Southside") to purchase 1,100,000 shares of its common stock at a price not greater than $12.25 nor less than $10.75 per share, net to the seller in cash, as specified by tendering stockholders, upon the terms and subject to the conditions of the offer.

         Southside will determine a single price (not greater than $12.25 nor less than $10.75 per share), net to the seller in cash, that it will pay for shares validly tendered and not withdrawn pursuant to the offer (the "Purchase Price"), taking into account the number of shares so tendered and the prices specified by tendering stockholders. Southside will select the lowest Purchase Price that will allow it to purchase 1,100,000 shares (or such lesser number of shares as is validly tendered at prices not greater than $12.25 nor less than $10.75 per share) validly tendered and not withdrawn pursuant to the offer. Southside may, but will not be obligated to, select a Purchase Price that will allow it to purchase up to 1,469,388 shares, but Southside will not pay more than $18 million for shares pursuant to the offer.

         This will instruct you to tender to Southside the number of shares indicated below (or, if no number is indicated below, all shares) that are held by you for the account of the undersigned, at the price per share indicated below, upon the terms and subject to the conditions of the offer.

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                                 SHARES TENDERED

[ ] If fewer than all shares are to be tendered, please check this box and indicate below the aggregate number of shares to be tendered by us.

                                           shares
                                ----------

         Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

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                               CONDITIONAL TENDERS
                (See Instruction 9 of the Letter of Transmittal)

         A tendering stockholder may condition the tender of shares upon the purchase by Southside of a specified minimum number of the shares tendered hereby (which minimum number can be all of the shares tendered hereby), all as described in the Offer to Purchase. Except as set forth in the Offer to Purchase, unless at least such minimum number of shares is purchased by Southside pursuant to the terms of the offer, none of the shares tendered hereby will be purchased. It is the tendering stockholder's responsibility to calculate and appropriately indicate such minimum number of shares, and each stockholder is urged to consult a tax advisor. Unless this box has been completed and a minimum number specified, the tender will be deemed unconditional.

[ ]     Minimum number of shares that will be purchased, if any are purchased:
                          shares

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         PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
                (See Instruction 5 of the Letter of Transmittal)

       IF THE UNDERSIGNED IS TENDERING SHARES AT MORE THAN ONE PRICE, THE UNDERSIGNED MUST USE A SEPARATE INSTRUCTION FORM FOR EACH PRICE SPECIFIED.

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                               CHECK ONLY ONE BOX

          IF YOU CHECK MORE THAN ONE BOX OR IF YOU DO NOT CHECK A BOX,
                   YOU HAVE NOT VALIDLY TENDERED YOUR SHARES.

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              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having Southside purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action could result in the undersigned receiving a price per share as low as $10.75.

                                       OR

              SHARES TENDERED AT A PRICE DETERMINED BY STOCKHOLDER

By checking one of the boxes below instead of the box above, the undersigned hereby tenders shares at the price checked. This action could result in none of the undersigned's shares being purchased if the Purchase Price for such shares is less than the price checked. If the undersigned desires to tender shares at more than one price, the undersigned must complete a separate instruction form foe each price at which the undersigned is tendering shares. The undersigned cannot tender the same shares at more than one price.

     Price (in Dollars) per Share at Which the Undersigned Is Tendering the
                             Undersigned's Shares:

            [ ]    $10.75         [ ]    $11.00      [ ]    $11.25
            [ ]    $11.50         [ ]    $11.75      [ ]    $12.00
            [ ]    $12.25


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   THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE
  TENDERING STOCKHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN
   RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE
                           ALLOWED TO ASSURE DELIVERY.

                                    SIGN HERE




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                                                  Signature



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                                (additional signature if more than one owner)



                               -----------------------------------------------
                                            Name (Please Print)



                               -----------------------------------------------
                                      (Taxpayer Identification Number
                                   or Social Security Number, as Applicable)

                         Address:
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                         Telephone Number:
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                         Date:               , 2001
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